Exhibit 99.1

Plant Engineering Services, Inc

Statement of Assets Acquired and Liabilities Assumed

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Cemtrex, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed of Plant Engineering Services, Inc. as of July 1, 2026. This statement of assets acquired and liabilities assumed is the responsibility of Plant Engineering Services, Inc.’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets acquired and liabilities assumed is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets acquired and liabilities assumed. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared to present the assets acquired and liabilities assumed of Plant Engineering Services, Inc. sold to AIS Engineering, Inc., an indirect wholly owned subsidiary of Cemtrex, Inc., pursuant to the purchase agreement described in Note 1, and is not intended to be a complete presentation of Plant Engineering Services, Inc. ‘s assets and liabilities assumed.

In our opinion, the accompanying statement of assets acquired and liabilities assumed presents fairly, in all material respects, the assets acquired and liabilities assumed of Plant Engineering Services, Inc. as of July 1, 2026, pursuant to the purchase agreement referred to in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grassi & Co., CPAs, P.C.

We have served as the Company’s auditor since 2021.

Jericho, New York

September 16, 2026

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Plant Engineering Services, Inc

Statement of Assets Acquired and Liabilities Assumed

As of July 1, 2026

Assets Acquired
Current assets:
Trade receivables, net	$141,367
Pre-paid Expenses	38,994
Total current assets	180,361

Property and equipment, net	24,812
Right-of-use operating lease assets	204,393
Total assets acquired	409,566

Liabilities Assumed
Current liabilities:
Accounts payable	155,009
Operating lease liabilities - short-term	55,207
Contract liabilities	2,396,007
Total current liabilities	2,606,223

Long-term operating lease liabilities	149,186
Total liabilities assumed	2,755,409

Net assets acquired	$(2,345,843)

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Plant Engineering Services, Inc

Notes to Statement of Assets Acquired and Liabilities Assumed

Note 1 – Description of Business

On July 1, 2026, Cemtrex, Inc. (the “Company”), through its wholly owned subsidiary Advanced Industrial Services (“AIS”), completed the acquisition of substantially all of the assets of Plant Engineering Services, Inc, an Indiana corporation (“PES”) pursuant to an Asset Purchase Agreement dated July 1, 2026 (the “Asset Purchase Agreement”) by and among AIS Engineering, Inc., a newly formed wholly owned subsidiary of AIS (“Buyer”), PES, and Mark Bohler, an individual residing in state of Indiana (“the “Owner” and collectively with the PES, the “Seller Parties”).

As a result of the transaction, PES’s business operations have been integrated into the Company’s Industrial Services Segment, and Buyer has become the owner of the acquired assets.

The purchase price for the business assets was $3,500,000, in cash, subject to a customary working capital adjustment, plus the assumption of certain liabilities. Additionally, the Seller Parties are eligible to receive up to approximately $1,750,000 in contingent earnout consideration over a three-year period based on the achievement of specified gross profit targets.

The total purchase price consisted of the following components:

Total consideration:
Cash consideration	$3,500,000
Less transaction fees and expenses	279,793
Total cash consideration	3,220,207
Contingent consideration (1)	859,031
Working capital adjustments, net	(508,814)
Total fair value of purchase price	$3,570,424

(1)	See Note 3, Contingent Consideration and Earnout Arrangements for additional information.

Note 2 – Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Presentation

The accompanying statement of assets acquired and liabilities assumed has been prepared for the purpose of presenting the assets acquired and liabilities assumed in the acquisition of PES by Cemtrex, Inc. as of July 1, 2026, in accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of PES (the “Statement”)

The statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as required by Rule 3-05 of SEC Regulation S-X

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This statement is not intended to present the complete financial position, results of operations, or cash flows of the acquired business and should be read in conjunction with the related notes describing the acquisition transaction and the basis used to measure the assets acquired and liabilities assumed.

In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of PES (the “Statement”), prepared on the basis of the Company’s allocation of the purchase price, is provided in lieu of certain historical financial information of PES required by Rule 3-05 of SEC Regulation S-X.

Commitment and Contingencies

The Company follows topic Accounting Standards Codification (“ASC”) Topic 450-20, Contingencies, to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Accounts Receivables and Allowance for Current Expected Credit Losses

Accounts receivables are recorded at the invoiced amount, net of an allowance for current expected credit losses. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance based on the current expected credit loss (“CECL”) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost.

The Company estimates credit losses associated with our accounts receivable portfolio segment using an expected credit loss model, which utilizes an aging schedule methodology based on historical information and adjusted for asset-specific considerations, current economic conditions, and reasonable and supportable forecasts.

At July 1, 2026, approximately 100% of the Company’s accounts receivable were from two customers.

Prepaid Expenses and Other Current Assets

Prepaid expenses include amounts paid in advance for rent, subscriptions, and contracts whose term exceeds three months and deferred expenses. Prepaid expenses are initially recorded as a current asset and amortized to expense over the period the goods or services are consumed. Other current assets include items such as advances to vendors and deposits.

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Property and Equipment

Property and equipment are carried at cost. Any self-constructed property and equipment is recorded at the total cost of the materials plus a standard cost for labor and overhead. Depreciation of property and equipment is determined using the double declining balance method for financial statement purposes at rates based on an estimated useful life of 5 years for all assets.

Contracts

The Company’s revenue is derived from contracts with customers. Generally, contracts have a period from six months to two years.

The Company accounts for a contract when: (i) it has approval and commitment from both parties, (ii) the rights of the parties are identified, (iii) payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable. The Company considers the start of a project to be when the above criteria have been met, and it has written authorization from the customer to proceed.

The Company’s revenue from contracts is recognized on the percentage-of-completion method, measured by the percentage of costs incurred to estimated total costs for each contract. When the job is started and in process, all actual costs incurred (labor and materials) are processed and reconciled at month end. The percentage of completion and revenue earned is calculated at month end. Billings are created based on contract criteria agreed upon and reconciled to determine if any costs in excess of billing or billings in excess of costs exist. Changes in job performance, job conditions, estimated contract costs and profitability, and final contract settlements may result in revisions to costs and income. The effects of these revisions are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. This measurement and comparison process requires updates to the estimate of total costs to complete the contract, and these updates may include subjective assessments and judgments.

As of July 1, 2026, the Company had $2,396,007 of contract liabilities which are expected to be recognized as revenue within the next year.

Leases

The Company accounts for leases in accordance with Accounting Standards Codification 842, Leases (“ASC 842”). ASC 842 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The Company has a single lease for approximately 10,438 square feet of office and warehouse space in Fort Wayne, Indiana. The weighted remaining term of our operating leases was approximately 3.5 years at June 30, 2026. The discount rate used to measure lease liabilities was approximately 4.43% at June 30, 2026. The Company used the rate implicit in the lease, where known, or its incremental borrowing rate as the rate used to discount the future lease payments.

The Company also made the accounting policy decision not to recognize lease assets and liabilities for leases with a term of 12 months or less.

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A reconciliation of undiscounted cash flows to operating lease liabilities recognized in the assets acquired and liabilities assumed at June 30, 2026, is set forth below:

Years ending December 31,	Operating Leases
Remainder of 2026	$31,575
2027	63,150
2028	63,150
2029	63,150
2030 and thereafter	-
Undiscounted lease payments	221,025
Amount representing interest	(16,632)
Discounted lease payments	204,393
Less short-term lease liabilities	55,207
Long-term lease liabilities	$149,186

Note 3 – Contingent Consideration and Earnout Arrangements

In connection with the acquisition of PES, completed on July 1, 2026, the Company may be obligated to issue additional consideration in the form of cash (the “Earnout Consideration”), contingent upon the achievement of financial performance milestones during defined measurement periods (collectively, the “Earnout Periods”). The Earnout Consideration is structured in three potential tranches.

First Earnout Tranche

If Year 1 Gross Profit of the Buyer is equal to or greater than Three Million and 00/100 Dollars ($3,000,000.00), then Seller shall earn earnout consideration (“First Earnout Consideration”) equal to the following amounts based on the amount of Year 1 Gross Profit of the Buyer, as listed below:

(A)	If Year 1 Gross Profit is less than $2,550,000.00, the First Earnout Consideration shall be Zero and 00/100 Dollars ($0.00);

(B)	If Year 1Gross Profit is greater than or equal to $2,550,000.00 and less than or equal to $2,700,000.00, the First Earnout Consideration shall be One Hundred Sixty-Six Thousand Six Hundred Seven and 00/100 Dollars ($166,667.00);

(C)	If Year 1 Gross Profit is greater than $2,700,000.00 and less than or equal to $3,000,000.00, the First Earnout Consideration shall be Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00);

(D)	If Year 1 Gross Profit is greater than $3,000,000.00 and less than or equal to $3,150,000.00, the First Earnout Consideration shall be Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($333,333.33);

(E)	If Year 1 Gross Profit is greater than $3,150,000.00 and less than or equal to $3,300,000.00, the First Earnout Consideration shall be Four Hundred Sixteen Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($416,667.00);

(F)	If Year 1 Gross Profit is greater than $3,300,000.00 and less than or equal to $3,450,000.00, the First Earnout Consideration shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00); or

(G)	If Year 1 Gross Profit is greater than $3,450,000.00, the First Earnout Consideration shall be Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($583,333.00).

Notwithstanding anything to the contrary herein, in no event shall the First Earnout Consideration exceed Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($583,333.00). Further notwithstanding anything to the contrary herein, no portion of the First Earnout Consideration shall be earned if the Year 1 Gross Profit of the Buyer is less than Two Million Five Hundred Fifty Thousand and 00/100 Dollars ($2,550,000.00).

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If any portion of the First Earnout Consideration is earned, then the Buyer shall make payment to the Seller of such amount in the form of a cash payment within sixty (60) days of the date that such amount is finally determined, to an account designated in writing by the Seller; provided, however, that, at Seller’s written direction, Buyer may remit all or any portion of such payment directly to Shareholder or an account designated by Shareholder as an administrative convenience, and any such payment shall be deemed made to Seller and shall satisfy Buyer’s payment obligation with respect thereto.

Second Earnout Tranche

If Year 2 Gross Profit of the Buyer is equal to or greater than Three Million Six Hundred Thousand and 00/100 Dollars ($3,600,000.00), then Seller shall earn earnout consideration (“Second Earnout Consideration”) equal to the following amounts based on the amount of Year 2 Gross Profit of the Buyer, as listed below:

(A)	If Year 2 Gross Profit is less than $3,006,000.00, the Second Earnout Consideration shall be Zero and 00/100 Dollars ($0.00);

(B)	If Year2Gross Profit is greater than or equal to $3,006,000.00 and less than or equal to $3,240,000.00, the Second Earnout Consideration shall be One Hundred Sixty-Six Thousand Six Hundred Seven and 00/100 Dollars ($166,667.00);

(C)	If Year 2 Gross Profit is greater than $3,240,000.00 and less than or equal to $3,600,000.00, the Second Earnout Consideration shall be Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00);

(D)	If Year 2 Gross Profit is greater than $3,600,000.00 and less than or equal to $3,780,000.00, the Second Earnout Consideration shall be Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($333,333.33);

(E)	If Year 2 Gross Profit is greater than $3,780,000.00 and less than or equal to $3,960,000.00, the Second Earnout Consideration shall be Four Hundred Sixteen Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($416,667.00);

(F)	If Year 2 Gross Profit is greater than $3,960,000.00 and less than or equal to $4,140,000.00, the Second Earnout Consideration shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00); or

(G)	If Year 2 Gross Profit is greater than $4,140,000.00, the Second Earnout Consideration shall be Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($583,333.00).

Notwithstanding anything to the contrary herein, in no event shall the Second Earnout Consideration exceed Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($583,333.00). Further notwithstanding anything to the contrary herein, no portion of the Second Earnout Consideration shall be earned if the Year 2 Gross Profit of the Buyer is less than Four Million One Hundred Forty Thousand and 00/100 Dollars ($4,140,000.00).

Payment of Second Earnout Consideration. If any portion of the Second Earnout Consideration is earned, then the Buyer shall make payment to the Seller of such amount in the form of a cash payment within sixty (60) days of the date that such amount is finally determined, to an account designated in writing by the Seller; provided, however, that, at Seller’s written direction, Buyer may remit all or any portion of such payment directly to Shareholder or an account designated by Shareholder as an administrative convenience, and any such payment shall be deemed made to Seller and shall satisfy Buyer’s payment obligation with respect thereto.

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Third Earnout Tranche

If Year 3 Gross Profit of the Buyer is equal to or greater than Four Million Two Hundred Thousand and 00/100 Dollars ($4,200,000.00), then Seller shall earn earnout consideration (“Third Earnout Consideration” and collectively with the First Earnout Consideration and Second Earnout Consideration, the “Earnout Consideration”) equal to the following amounts based on the amount of Year 3 Gross Profit of the Buyer, as listed below:

(A)	If Year 3 Gross Profit is less than $3,570,000.00, the Third Earnout Consideration shall be Zero and 00/100 Dollars ($0.00);

(B)	If Year 3 Gross Profit is greater than or equal to

(C)	$3,570,000.00 and less than or equal to $3,780,000.00, the Third Earnout Consideration shall be One Hundred Sixty-Six Thousand Six Hundred Seven and 00/100 Dollars ($166,667.00);

(D)	If Year 3 Gross Profit is greater than $3,780,000.00 and less than or equal to $4,200,000.00, the Third Earnout Consideration shall be Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00);

(E)	If Year 3 Gross Profit is greater than $4,200,000.00 and less than or equal to $4,410,000.00, the Third Earnout Consideration shall be Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($333,333.33);

(F)	If Year 3 Gross Profit is greater than $4,410,000.00 and less than or equal to $4,620,000.00, the Third Earnout Consideration shall be Four Hundred Sixteen Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($416,667.00);

(G)	If Year 3 Gross Profit is greater than $4,620,000.00 and less than or equal to $4,830,000.00, the Third Earnout Consideration shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00); or

(H)	If Year 3 Gross Profit is greater than $4,830,000.00, the Third Earnout Consideration shall be Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($583,333.00).

Notwithstanding anything to the contrary herein, in no event shall the Third Earnout Consideration exceed Five Hundred Eighty-Three Thousand Three Hundred Thirty-Three and 00/100 Dollars ($583,333.00). Further notwithstanding anything to the contrary herein, no portion of the Third Earnout Consideration shall be earned if the Year 3 Gross Profit of the Buyer is less than Four Million Eight Hundred Thirty Thousand and 00/100 Dollars ($4,830,000.00).

Payment of Third Earnout Consideration. If any portion of the Third Earnout Consideration is earned, then the Buyer shall make payment to the Seller of such amount in the form of a cash payment within sixty (60) days of the date, to an account designated in writing by the Seller; provided, however, that, at Seller’s written direction, Buyer may remit all or any portion of such payment directly to Shareholder or an account designated by Shareholder as an administrative convenience, and any such payment shall be deemed made to Seller and shall satisfy Buyer’s payment obligation with respect thereto.

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